Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contact:                          Investor Contact:
------------------                          -----------------
Susan Richards                              Stephen Russo
ARKONA Inc.                                 ARKONA Inc.
801-501-7107                                801-501-7110
susan.richards@arkona.com                   steve.russo@arkona.com

                        ARKONA(R) TRADING SYMBOL CHANGES
                              FOLLOWING NAME CHANGE

SALT  LAKE  CITY,  UT--March  8,  2001--ARKONA  Inc.  [OTC:ARKN],  a  leader  in integrated information management and data distribution solutions, today announced that the trading symbol has changed to OTC:ARKN following the company's name change from Sundog(TM) Technologies [OTC:SDTH] to ARKONA Inc. on February 28, 2001. Shareholders voted to approve the name change at a meeting held on February 22, 2001. The new stock symbol is effective today, March 8, 2001, and all interested investors should use the new symbol when inquiring about the company.

"ARKONA continues to be recognized as a technological leader in providing dealer management solutions in the automotive market," said Alan Rudd, president and CEO, ARKONA Inc. "The most significant growth is coming from our move into the ASP (Application Service Provider) arena. Nearly half of our new clients are choosing to have ARKONA host their applications to take advantage of lower up-front hardware costs, lower cost of ongoing upgrades and maintenance, and less need for technical personnel."

ARKONA is continuing its steady growth with a significant increase in customers over the past three months. The company has doubled the resources in technical support and training to facilitate the recent increase in sales and installations. The Ensign Dealer Management Suite continues to set the pace by offering software solutions that are built on new technology that can be customized easily to meet the needs of all types of dealerships.

                                                                    . . . . more


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For more information  about ARKONA's Ensign Dealer  Management Suite, ASP model, or our mobile computing solutions call 866-478-6364, or go to www.arkona.com.


About ARKONA

Founded in 1996, ARKONA, is a public company and a leader in integrated information management and data distribution solutions. ARKONA's Ensign Dealer Management Suite also leads the market in technologically superior e-business solutions for automotive dealers that fully integrate back office systems with a retail Web presence. In this market ARKONA is one of the first premier Application Service Providers (ASP). ARKONA is also the creator of the Universal Update(TM) technology that extracts, replicates and moves data into formats that can be easily used in enterprise mobile computing and document distribution. For more information visit the ARKONA Web site at www.arkona.com.

                                       ##

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known or unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such factors include the risks that demand for our Ensign Dealer Management Suite will not continue to grow. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

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ARKONA is a registered trademark.  Sundog and Universal Update are trademarks of
ARKONA Inc. All other trademarks and registered trademarks are the property of their respective owners.